                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): June 21, 1999



                          ABOVENET COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)



          Delaware                    0-25864                    77-0424796
    -------------------          -----------------           -------------------
(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)


          50 W. San Fernando Street, Suite 1010, San Jose, California (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (408) 367-6666
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ITEM 5. OTHER EVENTS

     On June 21, 1999, AboveNet Communications, a Delaware corporation ("AboveNet"), PX Acquisition Corp., a Delaware corporation and wholly owned subsidiary of AboveNet ("Sub"), and Digital Equipment Corporation, a Massachusetts corporation and Compaq Computer Corporation, a Delaware corporation, (collectively, "Seller") completed the previously announced acquisition by Sub of certain assets and liabilities related to the Palo Alto Internet Exchange business of the Seller (the "Acquisition"). The Acquisition was accomplished pursuant to the terms of an Asset Purchase Agreement (attached as Exhibit 2.1 hereto), dated May 21, 1999, by and among AboveNet, Sub and the Seller (the "Asset Purchase Agreement") and Amendment One to the Asset Purchase Agreement, dated June 18, 1999 (attached as Exhibit 2.2 hereto).

     Pursuant to the terms of the Asset Purchase Agreement, certain assets and liabilities related to the Palo Alto Internet Exchange business of the Seller were acquired by Sub in exchange for $70,000,000 in cash.

ITEM 7. FINANCIAL STATEMENTS

     Financial Statements will be filed by amendment not later than 60 days after the filing date of this Form 8-K.

ITEM 7. EXHIBITS

               Exhibit
               Number         Description
               -------        -----------
                 2.1          Asset Purchase Agreement, dated May 21, 1991, by
                              and among AboveNet, Sub and Seller.

                 2.2          Amendment One to Asset Purchase Agreement, dated
                              June 18, 1999, by and among AboveNet, Sub and
                              Seller.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AboveNet Communications Inc.


Date: July 2, 1999
                                  /s/ David F. Larson
                                  ---------------------------------------------
                                  David F. Larson


Senior Vice President and Chief Financial Officer

                                 EXHIBIT INDEX



Number         Description
------         -----------
2.1            Asset Purchase Agreement, dated May 21, 1999, by and among
               AboveNet, Sub and Seller.

2.2 Amendment One to Asset Purchase Agreement, dated June 18, 1999, by and among AboveNet, Sub and seller.